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                                                                      EXHIBIT 16

                    [Letterhead of Grassi & Co., CPAs, P.C.]



May 6, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:


We have read the statements made by a21, Inc., which we understand was filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K, dated April 29, 2003.

We agree with the statements concerning our firm in said Form 8-K


Yours truly,

Grassi & Co., CPAs, P.C.

/s/ Louis C. Grassi

Louis C. Grassi, CPA, CFE
Managing Partner




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